Exhibit 10.2

EXTENDED STAY AMERICA, INC.

EXECUTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of                     , 2014 (the “Effective Date”), is between ESA Management, LLC and the individual whose name is set forth on the signature page hereto (the “Employee”).

Section 1. Defined Terms. Capitalized terms not defined herein shall have the meaning ascribed to them in the Extended Stay America, Inc. Executive Severance Plan (the “Plan”).

Section 2. Participant Acknowledgment. The Employee is an Eligible Individual under the Plan, and hereby acknowledges having received of a copy of the Plan. The Employee further acknowledges having reviewed the Plan and understands that by executing this Agreement he or she will become a Participant, and agrees to be bound by all of the terms and conditions of the Plan, including the covenants set forth in Sections 6.1, 6.2, 6.3 and 6.4 of the Plan

Section 3. Counterparts. This Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 4. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first set forth above.

ESA MANAGEMENT, LLC

By:
Name:
Title:

By:
[PARTICIPANT]